        As filed with the Securities and Exchange Commission on June 29, 1998
                                                    Registration No. 333-
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--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -----------------

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  UROCOR, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                               75-2117882
    (State or other jurisdiction of         (I.R.S Employer Identification No.)
     incorporation or organization)

         800 RESEARCH PARKWAY
        OKLAHOMA CITY, OKLAHOMA                            73104

(Address of Principal Executive Offices)                 (Zip Code)

           UROCOR, INC. 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                              WILLIAM A. HAGSTROM
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  UROCOR, INC.
                              800 RESEARCH PARKWAY
                         OKLAHOMA CITY, OKLAHOMA 73104
                    (Name and address of agent for service)

                                  405/290-4000
         (Telephone number, including area code, of agent for service)

                                    COPY TO:

                         FULBRIGHT & JAWORSKI L.L.P.
                          1301 MCKINNEY, SUITE 5100
                             HOUSTON, TEXAS 77010
                                (713) 651-5107
                         ATTENTION: ROBERT E. WILSON

                              -----------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

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TITLE OF SECURITIES TO BE                              PROPOSED MAXIMUM OFFERING        PROPOSED MAXIMUM            AMOUNT OF
      REGISTERED            AMOUNT TO BE REGISTERED       PRICE PER SHARE(1)       AGGREGATE OFFERING PRICE(1)   REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par
 value                        100,000 shares (2)               $6.9375                      $693,750                      $205
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported by the Nasdaq Stock Market on June 23, 1998.

(2) Includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan.

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

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          a. The following documents are hereby incorporated by reference in this Registration Statement:

               1. The Annual Report on Form 10-K for the year ended December 31, 1997 of UroCor, Inc., a Delaware corporation (the "Registrant"), filed March 30, 1998 with the Securities and Exchange Commission (the "Commission").

               2. The Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 of the Registrant, filed May 15, 1998 with the Commission.

               3. The description of the Registrant's common stock, $.01 par value (the "Common Stock"), contained in a registration statement on Form 8-A filed with the Commission on April 26, 1996, including any amendment or report filed for the purpose of updating such description.

          b. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Article X of the Registrant's Amended and Restated By-laws (the "By-laws") provides for mandatory indemnification to at least the extent specifically allowed by Section 145 of the General Corporation Law of the State of Delaware (the "GCL").

          Pursuant to Section 145 of the GCL, the Registrant generally has the power to indemnify its current and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any suit to which they are, or threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Registrant, however, indemnification generally is limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to the Registrant unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant also has the power to purchase and maintain insurance for such persons.

          The above discussion of the Registrant's By-laws and Section 145 of the GCL is not intended to be exhaustive and is qualified in its entirety by such document and such statute.

          The Registrant has entered into indemnification agreements with its directors, executive officers and certain key employees that generally obligate the Registrant to indemnify such persons to the extent permitted under the GCL.

          The Registrant's 1997 Non-Employee Director Stock Option Plan and the Registrant's Second Amended and Restated 1992 Stock Option Plan, as amended, each contain a provision providing that the Registrant will, to the fullest extent permitted by law, indemnify, defend and hold harmless any person who at any time is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in any way relating to or arising out of such plan or any options granted thereunder by reason of the fact that that person is or was at any time a director of the Registrant or a member of the committee administering such plan against judgments, fines, penalties, settlements and reasonable expenses (including attorneys' fees) actually incurred by that person in connection with the action, suit or proceeding. The Registrant's 1997 Employee Stock Purchase Plan provides that the members of the committee administering such plan shall be indemnified by the Registrant against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with such plan or any option granted thereunder and against all amounts paid in settlement (provided the settlement is approved by independent legal counsel selected by the Registrant) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding, that such committee member is liable for gross negligence or willful misconduct in the performance of his duties.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.   EXHIBITS.

          4.1   --  Restated Certificate of Incorporation of the Registrant
                    (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No.
                    333-3182), filed with the Commission on April 3, 1996).

          4.2 -- Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
                    Statement on Form S-1 (Reg. No. 333-3182), filed with the
                    Commission on April 3, 1996).

          4.3 -- Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant's
                    Registration Statement on Form S-1 (Reg. No. 333-3182), filed with the Commission on May 10, 1996).

          4.4   --  UroCor, Inc. 1997 Non-Employee Director Stock Option Plan
                    (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, filed with the Commission on August 11, 1997).

          5.1   --  Opinion of Fulbright & Jaworski L.L.P.

         23.1   --  Consent of Arthur Andersen LLP.

         23.2   --  Consent of Fulbright & Jaworski L.L.P. (included in
                    Exhibit 5.1).

         24.1   --  Powers of Attorney (contained on page II-4).

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 23rd day of June, 1998.

                                       UROCOR, INC.

                                       By: /s/ WILLIAM A. HAGSTROM
                                           ------------------------------------
                                           William A. Hagstrom
                                           Chairman of the Board, President and
                                           Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William A. Hagstrom and Michael N. McDonald, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                                      Title                                 Date
         ---------                                      -----                                 ----
 /s/ WILLIAM A. HAGSTROM               Chairman of the Board, President and Chief         June 23, 1998
---------------------------------                  Executive Officer
 William A. Hagstrom                         (Principal Executive Officer)

 /s/ MICHAEL N. MCDONALD               Vice President and Chief Financial Officer         June 23, 1998
---------------------------------               (Principal Financial and
 Michael N. McDonald                              Accounting Officer)

 /s/ AARON BEAM, JR.                                    Director                          June 23, 1998
---------------------------------
 Aaron Beam, Jr.

---------------------------------                       Director                          June __, 1998
 Paul A. Brown, M.D.

 /s/ HERBERT J. CONRAD                                  Director                          June 23, 1998
---------------------------------
 Herbert J. Conrad

 /s/ MICHAEL E. HERBERT                                 Director                          June 23, 1998
---------------------------------
 Michael E. Herbert

---------------------------------                       Director                          June __, 1998
 Thomas C. Ramey

                                      II-4

 /s/ LOUIS M. SHERWOOD, M.D.                            Director                          June 23, 1998
---------------------------------
 Louis M. Sherwood, M.D.

                                 EXHIBIT INDEX


EXHIBIT NUMBER                            DESCRIPTION
   4.1           Restated Certificate of Incorporation of the Registrant
                 (incorporated by reference to Exhibit 3.1 to the Registrant's
                 Registration Statement on Form S-1 (Reg. No. 333-3182), filed with the Commission on April 3, 1996).

   4.2 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
                 Statement on Form S-1 (Reg. No. 333-3182), filed with the
                 Commission on April 3, 1996).

   4.3           Form of Common Stock Certificate (incorporated by reference to
                 Exhibit 4.1 to Amendment No. 2 to the Registrant's Registration
                 Statement on Form S-1 (Reg. No. 333-3182), filed with the
                 Commission on May 10, 1996).

   4.4           UroCor, Inc. 1997 Non-Employee Director Stock Option Plan
                 (incorporated by reference to Exhibit 10.2 to the Registrant's
                 Quarterly Report on Form 10-Q for the quarterly period ended
                 June 30, 1997, filed with the Commission on August 11, 1997).

 * 5.1           Opinion of Fulbright & Jaworski L.L.P.

 *23.1           Consent of Arthur Andersen LLP.

 *23.2           Consent of Fulbright & Jaworski L.L.P. (included in
                 Exhibit 5.1).

 *24.1           Powers of Attorney (contained on page II-4).

-------------------
*Filed  herewith